Exhibit 99.1

SuRo Capital Corp. Reports First Quarter 2021 Financial Results

Net Asset Value of $18.01 Per Share as of March 31, 2021

Board of Directors Declares $2.50 Per Share Dividend

SAN FRANCISCO, CA, May 5, 2021 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the quarter ended March 31, 2021. Net assets totaled approximately $436.0 million, or $18.01 per share, at March 31, 2021, inclusive of dividends totaling $0.50 per share declared during the first quarter, as compared to $15.14 per share at December 31, 2020 and $10.22 per share at March 31, 2020.

“This quarter, SuRo Capital reached both its highest absolute and highest dividend-adjusted net asset value per share since inception. We believe this record NAV, driven in part by exciting developments within our current portfolio, including recent IPOs by Coursera and Palantir, has demonstrated the ability of SuRo Capital to drive long-term shareholder value. To build on this, the significant cash balance generated by these exits, combined with compelling new investments made to date in 2021 and unique opportunities leveraging our proprietary access within the SPAC universe has, and we believe will continue to, create long-term shareholder value,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

Klein continued, “Consistent with our desire to be shareholder friendly and our continued practice of distributing realized gains, on May 4th, SuRo Capital’s Board of Directors declared a $2.50 per share dividend to shareholders. This dividend will be payable on June 30th to shareholders of record on May 18th. Our Board is offering shareholders the option to elect to take as much as 100% of their dividend in stock, and has capped the aggregate cash dividend to 50% of the total dividend payable. This dividend is in addition to the aggregate $0.50 per share in dividends previously declared during the first quarter.”

Investment Portfolio as of March 31, 2021

At March 31, 2021, SuRo Capital held positions in 32 portfolio companies with an aggregate fair value of approximately $275.8 million. The Company’s top five portfolio company investments accounted for approximately 72% of the total portfolio at fair value as of March 31, 2021.

Top Five Investments as of March 31, 2021

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Coursera, Inc.	$17.4	$126.7	45.9%
Course Hero, Inc.	5.0	32.5	11.8
Nextdoor.com, Inc.	10.0	17.9	6.5
Ozy Media, Inc.	10.9	11.5	4.2
Blink Health, Inc.	10.0	10.0	3.6
Total	$53.3	$198.6	72.0%

First Quarter 2021 Investment Portfolio Activity

During the three months ended March 31, 2021, SuRo Capital funded the following new investments:

Portfolio Company	Investment	Transaction Date	Amount
Churchill Sponsor VI LLC	Common Share Units & Warrant Units	2/25/2021	$0.2 million
Churchill Sponsor VII LLC	Common Share Units & Warrant Units	2/25/2021	$0.3 million
Shogun Enterprises Inc.	Preferred Shares, Series B-1	2/26/2021	$3.5 million
Shogun Enterprises Inc.	Preferred Shares, Series B-2	2/26/2021	$3.5 million
Architect Capital PayJoy SPV, LLC	Membership Interest in Lending SPV	3/24/2021	$0.5 million(1)
SuRo Capital Sports, LLC(2)	Simple Agreement for Future Equity (“SAFE”)	3/25/2021	$1.0 million

(1)	As of March 31, 2021, $0.5 million of a $10.0 million capital commitment to Architect Capital PayJoy SPV, LLC had been called and funded.
(2)	SuRo Capital Sports, LLC is a wholly-owned subsidiary of SuRo Capital. On March 25, 2021, SuRo Capital Sports invested $1.0 million in a Simple Agreement for Future Equity (“SAFE”) of Commercial Streaming Solutions Inc. (d/b/a/ BettorView).

During the three months ended March 31, 2021, SuRo Capital funded the following follow-on investment:

Portfolio Company	Investment	Transaction Date	Amount
NewLake Capital Partners, Inc. (f/k/a GreenAcreage Real Estate Corp.)	Common Shares	2/12/2021	$0.5 million

During the three months ended March 31, 2021, SuRo Capital sold or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price (1)	Net Proceeds	Realized Gain
Palantir Technologies, Inc.(2)	Various	4,618,952	$26.72	$123.4 million	$110.5 million
Palantir Lending Trust SPV I(3)	Various	N/A	N/A	$1.6 million(3)	$1.6 million(3)
Residential Homes For Rent, LLC (d/b/a Second Avenue)	Various	N/A	N/A	$0.4 million(4)	$ – (4)

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of March 4, 2021, all shares of Palantir Technologies, Inc. had been sold.
(3)	During the quarter ended March 31, 2021, 600,000 of the shares of Class A common shares of Palantir Technologies, Inc. that comprised the beneficial equity interest in underlying shares. As of March 31, 2021, 712,290 unrestricted Class A common shares remain in Palantir Lending Trust SPV I. The realized gain from SuRo Capital's investment in Palantir Lending Trust SPV I is generated by the proceeds from the sale of shares collateralizing the repaid promissory note to Palantir Lending Trust SPV I and attributable to the Equity Participation in Underlying Collateral.
(4)	As of March 31, 2021, $0.4 million has been received from Residential Homes for Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, $0.3 million repaid a portion of the outstanding principal and $0.1 million was attributed to interest.

Subsequent to quarter-end through May 5, 2021, SuRo Capital funded the following new investments:

Portfolio Company	Investment	Transaction Date	Amount
Colombier Sponsor LLC(1)	Common Share Units & Warrant Units	4/1/2021	$2.2 million

(1)	Colombier Sponsor LLC is the sponsor of Colombier Acquisition Corp., a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Subsequent to quarter-end through May 5, 2021, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Net Proceeds	Realized Gain
Residential Homes For Rent, LLC d/b/a Second Avenue	4/23/2021	$0.1 million(1)	$ – (1)
SP Holdings Group, Inc.(2)	4/29/2021	$0.5 million	$0.5 million

(1)	Subsequent to March 31, 2021, $0.1 million has been received from Residential Homes for Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, $0.1 million repaid a portion of the outstanding principal and the remainder was attributed to interest.
(2)	On November 9, 2020, SharesPost, Inc. completed its merger with Forge Global, Inc. As part of the merger, certain assets held by SharesPost, Inc. that were not acquired by Forge were spun-out into a new entity called SP Holdings Group, Inc.

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First Quarter 2021 Financial Results

	Quarter Ended March 31, 2021		Quarter Ended March 31, 2020
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(2.8)	$(0.14)	$(3.0)	$(0.17)

Net realized gain on investments	112.2	5.47	7.0	0.40

Net change in unrealized appreciation/(depreciation) of investments	(1.3)	(0.06)	(27.7)	(1.59)

Net increase/(decrease) in net assets resulting from operations – basic(2)	$108.0	$5.27	$(23.7)	$(1.36)

Dividends declared	(11.0)	(0.50)	-	-

Issuance of common stock from conversion of 4.75% Convertible Notes due 2023	37.3	(1.91)	-	-

Repurchase of common stock(3)	-	-	(3.7)	0.20

Stock-based compensation	0.1	0.01	-	-

Increase in net asset value(2)	$134.4	$2.87	$(27.4)	$(1.16)

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Totals may not sum due to rounding.
(3)	During the quarter ended March 31, 2020, the Company repurchased 689,928 shares of SuRo Capital common stock, for approximately $3.7 million in cash under its Share Repurchase Program. The use of cash in connection with the repurchases decreased net asset value as of period end; however, the reduction in shares outstanding as of period end resulted in an increase in the net asset value per share.

Weighted-average common basic shares outstanding were approximately 20.5 million and 17.4 million for the quarters ended March 31, 2021 and 2020, respectively.

SuRo Capital’s liquid assets were approximately $292.4 million as of March 31, 2021, consisting of cash and securities of publicly traded portfolio companies.

2021 Dividend Declarations

On January 26, 2021, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on February 19, 2021 to the Company’s common stockholders of record as of the close of business on February 5, 2021. The dividend was paid in cash.

On March 8, 2021, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on April 15, 2021 to the Company’s common stockholders of record as of the close of business on March 30, 2021. The dividend was paid in cash.

On May 4, 2021, SuRo Capital’s Board of Directors declared a dividend of $2.50 per share payable on June 30, 2021 to the Company’s common stockholders of record as of the close of business on May 18, 2021. As described more fully below, the dividend will be paid in cash or shares of the Company's common stock at the election of shareholders, although the total amount of cash to be distributed to all shareholders will be limited to no more than 50% of the total dividend to be paid to all shareholders. Please see “Certain Information Regarding the Dividends” below for more information.

Redemption of 4.75% Convertible Senior Notes due 2023

On February 19, 2021, the Company caused notices to be issued to the holders of its 4.75% Convertible Senior Notes due 2023 (CUSIP No. 36191JAC5) (the “Notes”) regarding the Company’s exercise of its option to redeem, in whole, the issued and outstanding Notes, pursuant to the Indenture dated as of March 28, 2018 between the Company and U.S. Bank National Association, as trustee, and Section 15.02 of the First Supplemental Indenture thereto, dated as of March 28, 2018.  The Company established March 29, 2021 as the date on which all of the Notes would be redeemed (the “Redemption Date”), at 100% of their principal amount ($1,000 per Note), plus the accrued and unpaid interest thereon from September 30, 2020, through, but excluding, the Redemption Date. Holders of the Notes had the option to surrender their Notes for conversion into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the then existing conversion rate, in lieu of receiving cash, at any time prior to the close of business on the business day immediately preceding the Redemption Date.

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As of the Redemption Date, the Company redeemed approximately $0.3 million in aggregate principal amount of the Notes at a redemption price equal to 100% of their principal amount ($1,000 per Note), plus accrued and unpaid interest thereon, which amounted to approximately $0.8 million. As a result of the election of certain holders to surrender their Notes for conversion into shares of Common Stock prior to the Redemption Date, the Company issued a total of 4,272,696 shares of Common Stock since the Notes were issued.

As of March 31, 2021, there were 24,205,216 shares of the Company’s common stock outstanding.

Conference Call and Webcast

Management will hold a conference call and webcast for investors on May 5, 2021 at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is (323) 794-2093, and the conference call access number for participants outside the U.S. is (866) 548-4713. The conference ID number for both access numbers is 2766460. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on May 12, 2021 by dialing (888) 203-1112 (U.S.) or +1 (719) 457-0820 (International) and using conference ID number 2766460.

Certain Information Regarding the Dividends

On May 4, 2021, our Board of Directors declared a dividend of $2.50 per share payable on June 30, 2021 to the Company’s common stockholders of record as of the close of business on May 18, 2021. As described more fully below, the dividend will be paid in cash or shares of the Company's common stock at the election of shareholders, although the total amount of cash to be distributed to all shareholders will be limited to no more than 50% of the total dividend to be paid to all shareholders. This dividend is being made in accordance with certain applicable Treasury regulations, and guidance issued by the Internal Revenue Service (“IRS”) that allow a publicly-traded regulated investment company to satisfy its distribution requirements from a distribution paid partly in common stock provided certain other requirements are satisfied.

Each shareholder will have the opportunity to elect to receive the dividend in cash or in shares of the Company's common stock. Shareholders electing to receive the dividend in shares of the Company's common stock will receive their entire dividend in the form of shares of the Company's common stock regardless of the elections made by any other shareholders. However, the total amount of cash to be distributed to all shareholders electing to receive their dividends in cash will be limited to no more than 50% of the total amount to be distributed to all shareholders. In the event that the amount of cash to be distributed to all shareholders electing to receive the dividend in cash would exceed 50% of the total dividend, each shareholder electing to receive cash will receive a pro rata portion of the total cash to be distributed based on the number of shares held by each such shareholder. The remainder of the dividend in excess of a shareholder's pro rata share of the total amount of cash to be distributed will be paid in the form of shares of the Company's common stock. The number of shares of our common stock to be issued to shareholders receiving all or a portion of the dividend in shares of our common stock will be based on the volume weighted average price per share of our common stock on the Nasdaq Capital Market on May 12, 13, and 14, 2021, less $2.50 to reflect the declared dividend.

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The Company will cause to be mailed an election form to receive cash or common stock only to registered shareholders promptly after the May 18, 2021 record date. Registered shareholders are those shareholders who own their stock directly and not through a bank, broker, or nominee. The completed election form must be received by SuRo Capital Corp.'s transfer agent, American Stock Transfer, prior to 5:00 p.m. (EST) on June 16, 2021. Registered shareholders with questions regarding the dividend may call American Stock Transfer at (800) 937-5449. Registered shareholders who do not make an election will be deemed to have elected to receive 100% of their dividend in shares of the Company's common stock.

Participants in the Company's dividend reinvestment plan will also receive an election form. The investment feature of the dividend reinvestment plan will be suspended for this distribution and will be reinstated after this distribution has been completed.

Shareholders who hold their shares through a bank, broker, or nominee will not receive an election form from the Company and should contact their bank, broker, or nominee for instructions on how to make an election.

Regardless of whether a shareholder receives the dividend in cash, stock, or some combination of cash and stock, the entire amount of this dividend will be fully taxable to shareholders and SuRo Capital Corp. will report the actual tax characteristics of each year's dividends annually to shareholders and the IRS on Form 1099-DIV.

The date of declaration and amount of any dividends, including any future dividends, are subject to the sole discretion of SuRo Capital’s Board of Directors. The aggregate amount of the dividends declared and paid by SuRo Capital will be fully taxable to stockholders. The tax character of SuRo Capital’s dividends cannot be finally determined until the close of SuRo Capital’s taxable year (December 31). SuRo Capital will report the actual tax characteristics of each year’s dividends annually to stockholders and the IRS on Form 1099-DIV subsequent to year-end.

Registered stockholders with questions regarding declared dividends may call American Stock Transfer at (800) 937-5449.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

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About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(650) 235-4769

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	March 31, 2021	December 31, 2020
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $100,717,361 and $105,339,169, respectively)	$241,917,691	$249,804,803
Non-controlled/affiliate investments (cost of $54,365,665 and $53,865,346, respectively)	32,510,562	30,165,773
Controlled investments (cost of $7,661,412 and $7,161,412, respectively)	1,414,198	809,198
Total Portfolio Investments	275,842,451	280,779,774
Investments in U.S. Treasury bills (cost of $0 and $150,000,000, respectively)	—	150,000,000
Total Investments (cost of $162,744,438 and $316,365,927, respectively)	275,842,451	430,779,774
Cash	165,699,565	45,793,724
Escrow proceeds receivable	852,307	852,462
Interest and dividends receivable	73,406	166,998
Deferred financing costs	285,814	297,196
Prepaid expenses and other assets(1)	902,957	985,550
Total Assets	443,656,500	478,875,704
LIABILITIES
Accounts payable and accrued expenses(1)	1,616,579	762,312
Accrued interest payable	—	453,803
Dividends payable	6,078,300	4,395,229
Payable for securities purchased	—	134,250,000
Income tax payable	—	35,850
4.75% Convertible Senior Notes due March 28, 2023(2)	—	37,395,437
Total Liabilities	7,694,879	177,292,631

Net Assets	$435,961,621	$301,583,073
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 24,205,216 and 19,914,023 issued and outstanding, respectively)	$242,052	$199,140
Paid-in capital in excess of par	259,168,303	221,802,592
Accumulated net investment loss	(43,028,096)	(40,193,778)
Accumulated net realized gain on investments, net of distributions	106,481,350	5,361,270
Accumulated net unrealized appreciation of investments	113,098,012	114,413,849
Net Assets	$435,961,621	$301,583,073
Net Asset Value Per Share	$18.01	$15.14

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of March 31, 2021, the 4.75% Convertible Senior Notes due March 28, 2023 had been fully converted into the Company's common stock or redeemed in cash by the Company. As of December 31, 2020, the 4.75% Convertible Senior Notes due March 28, 2023 (effective interest rate of 5.57%) had a face value $38,215,000.

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2021	2020
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$166,845	$155,085
Dividend income	21,875	50,000
Non-controlled/affiliate investments:
Interest income	—	20,428
Dividend income	102,632	26,250
Total Investment Income	291,352	251,763
OPERATING EXPENSES
Compensation expense	1,293,310	924,916
Directors’ fees	111,250	111,250
Professional fees	973,159	1,139,366
Interest expense	504,793	573,400
Income tax expense	2,025	8,665
Other expenses	241,133	498,719
Total Operating Expenses	3,125,670	3,256,316
Net Investment Loss	(2,834,318)	(3,004,553)
Realized Gain on Investments:
Non-controlled/non-affiliated investments	112,152,518	6,978,240
Net Realized Gain on Investments	112,152,518	6,978,240
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(3,265,307)	(17,544,822)
Non-controlled/affiliate investments	1,844,470	(10,075,414)
Controlled investments	105,000	(45,698)
Net Change in Unrealized Appreciation/(Depreciation) of Investments	(1,315,837)	(27,665,934)
Net Change in Net Assets Resulting from Operations	$108,002,363	$(23,692,247)
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$5.27	$(1.36)
Diluted(1)	$4.50	$(1.36)
Weighted-Average Common Shares Outstanding
Basic	20,486,621	17,440,994
Diluted(1)	24,123,339	17,440,994

(1)	For the three months ended March 31, 2021 and 2020, 0 and 3,917,792 potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net increase in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive.

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SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Per Basic Share Data
Net asset value at beginning of the year	$15.14	$11.38
Net investment loss(1)	(0.14)	(0.17)
Net realized gain on investments(1)	5.47	0.40
Net change in unrealized depreciation of investments(1)	(0.06)	(1.59)
Dividends declared	(0.50)	—
Issuance of common stock from conversion of 4.75% Convertible Notes due 2023(1)	(1.91)	—
Repurchase of common stock	—	0.20
Stock-based compensation(1)	0.01	—
Net asset value at end of period	$18.01	$10.22
Per share market value at end of period	$13.55	$5.86
Total return based on market value(2)	7.28%	(10.53)%
Total return based on net asset value(2)	18.96%	(10.19)%
Shares outstanding at end of period	24,205,216	16,874,316
Ratios/Supplemental Data:
Net assets at end of period	$435,961,621	$172,515,798
Average net assets	$312,796,110	$198,994,124
Ratio of net operating expenses to average net assets(3)	4.05%	6.65%
Ratio of net investment loss to average net assets(3)	(3.67)%	(6.07)%
Portfolio Turnover Ratio	3.41%	—%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the period. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share.
(3)	Financial highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Significant and material non-recurring expenses are not annualized. For the three months ended March 31, 2021 and 2020, the Company excluded $0 and $0 of non-recurring expenses, respectively. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.

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